OFFICE LEASE


DATED AS OF:      ___________________, 199___

BETWEEN:          GERTRUDE BOYLE
                  c/o 6600 N. Baltimore
                  P.O. Box 83239
                  Portland, OR  97382-0239                              LANDLORD

AND:              COLUMBIA SPORTSWEAR COMPANY,
                  an Oregon corporation
                  6600 N. Baltimore
                  P.O. Box 83239
                  Portland, OR  97382-0239                                TENANT


     Tenant wishes to lease from Landlord and Landlord wishes to lease to Tenant the following property (the "Property") located in the State of Oregon and described as follows:

               Certain real property and the office building and other improvements, including, without limitation, the related parking and access areas ("Building") located at 6600 N. Baltimore Street in the City of Portland, Multnomah County, Oregon, consisting of a parcel of land containing approximately 40,000 square feet and a Building containing approximately 23,650 sq. ft. of gross area; commonly known as the Columbia Sportswear Office, Portland, Oregon, together with all appurtenances, easements and rights of way related thereto.

     NOW, THEREFORE, Landlord hereby leases the Property to Tenant on the following terms:

     1. Term; Possession.

          1.1 Term. The term of this Lease shall commence on the Commencement Date described below and continue for sixty (60) full calendar months (plus the partial month, if any, in which this Lease commences), unless sooner terminated or extended as provided in this Lease. As used in this Lease, "Commencement Date" shall mean the date first set forth above.
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          1.2 Acceptance of Property. Tenant has been in occupancy of the
Property for a considerable period prior to the Commencement date and accepts the land and Property in its present condition, AS IS, WHERE IS. Landlord shall not be required to perform or pay for any work to ready or keep the Property for Tenant's occupancy.

          1.3 Extension Option. So long as Tenant is not then in default under this Lease, Tenant will have an option to extend the term of this Lease for one additional period of five (5) years, commencing upon the otherwise scheduled expiration of the initial term. In the event an option is not exercised, such option automatically shall be extinguished. The other terms and conditions of this Lease will remain the same during the extension period. Exercise of the extension option shall be by notice given not more than one hundred eighty (180) days nor less than ninety (90) days prior to expiration of the initial term.

     2. Rental.

          2.1 Base Rental. During the term, as the same may be extended, Tenant will pay to Landlord on a monthly basis a monthly base rent of $13,008.00 per month, subject to adjustment as provided below.

          2.2 Time and Place of Payment. Rent will be paid in advance on the first day of each month to Landlord at the address for Landlord set forth in this Lease (or such other address as Landlord may direct by notice to Tenant), without offset, abatement or deduction. Rent is uniformly apportionable day-to-day. Rent for the partial month (if any) in which the Lease term commences shall be prorated and paid at commencement of the Lease term.

          2.3 Interest on Late Payments. All rent and other payments owed by Tenant to Landlord under this Lease not paid when due shall bear interest from the due date until fully paid at the rate specified in paragraph 11.3 below.

          2.4 Net Lease Provision. This is intended to be an absolutely net lease, meaning that Tenant shall pay all expenses of every type relating to its operation of the Property during the Lease term or otherwise related to Tenant's occupancy.

          2.5 Adjustment of Monthly Base Rent. On each annual anniversary date of the Commencement Date of this Lease, Lessor shall increase the monthly base rent in the same percentage as the increase, if any, in the Consumer Price Index (the "Index") published by the United States Department of Labor, Bureau of Labor Statistics, not to exceed an increase of five percent (5%) for any payment period over the monthly base rent for the immediately prior period. The change shall be computed by comparing the schedule entitled "U.S. City Average, All Items, All Urban Consumers, 1982-84=100" for the latest available month preceding the month in which the Lease term commenced with the same figure for the same month in the year immediately preceding the commencement of the period for which the adjustment is computed.

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All comparisons shall be made using Index figures derived from the same base period and in no event shall this provision operate to decrease the monthly base rent for the Property below the monthly base rent in place for the period immediately preceding the adjustment date. If the Index cited above is revised or discontinued during the Lease term, then the index that is designated to replace it by the Portland Association of Building Owners and Managers, or its successor, shall be used, or, if none, a comparable index selected by Landlord reasonably estimated to reflect the change in earning power of American consumers.

     3. Use of Property.

          3.1 Permitted Use. Tenant shall use the Property only for conducting the following business and for no other purpose without Landlord's written consent: general office and related, incidental uses consistent with applicable laws, ordinances, regulations, covenants, conditions and restrictions of record affecting the Property.

          3.2 Compliance with Laws and Restrictions. In connection with its use, Tenant shall comply, at its expense, with all applicable laws, regulations and requirements of all public authorities, and any private restrictions, covenants and conditions of record affecting the Property, including, without limitation, those regarding maintenance, operation and use of the Property and equipment and appliances on the Property (including signs), except that Tenant may withhold compliance in connection with a good faith dispute so long as Landlord's property interest is not jeopardized and Landlord is not subject to any criminal or civil liability with respect thereto. In addition to Tenant's other responsibilities, Tenant has been and remains solely responsible for the surveying, monitoring and record keeping and all other work, education, disclosures and other requirements related to the presence or possible presence of asbestos or asbestos containing materials in the Property. In so doing, Tenant shall perform or cause to be performed such disclosure, work and training and such keep and maintain such records as are required by applicable law (including, without limitation, OSHA requirements) and, upon demand by Landlord or its designated lender, shall provide Landlord and, if requested, its designated lender(s) with true copies of all such surveys, disclosures, reports and other information and records. In any event, Tenant shall provide Landlord with true and complete copies of all such materials upon the expiration or earlier termination of this Lease.

          3.3 Hazardous Substances. Tenant shall comply fully with all laws pertaining to the protection of human health and the environment related to Tenant's use and occupancy of the Property and all laws regarding the use, generation, storage, transportation, treatment, disposal or other handling of hazardous substances. Tenant shall exercise extreme care in handling any hazardous substances and shall not cause or permit hazardous substances to be spilled, leaked, disposed of or otherwise released on or about the Property by Tenant or any invitee or permittee of Tenant. In the event Tenant learns of any such spill, leak, disposal or release, Tenant shall immediately notify Landlord of such occurrence and shall remediate (or cause remediation of) such spill, leak, disposal or release in accordance with applicable law

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within a reasonable time after Tenant discovers the presence of such material, not to exceed the period required or allowed by applicable law, rule or order. The term "hazardous substances" is used in its very broadest sense, and refers to materials which, because of their quantity, concentration, or physical, chemical, or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly handled, treated, stored, transported, disposed of or otherwise managed. The term shall include, but is not limited to, all hazardous substances, hazardous materials and hazardous wastes listed by the U.S. Environmental Protection Agency and the state in which the Property is located under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), the Resource Conservation and Recovery Act (RCRA), the Toxic Substances Control Act (TSCA), and the Federal Water Pollution Control Act (FWPCA) and comparable state statutes. As between Landlord and Tenant, Tenant shall also be responsible for any existing contamination of the Property arising during or related to the period of Tenant's occupancy of the Property prior to the Commencement Date of this Lease.

          3.4 No Nuisance. Tenant shall not conduct or permit any activities on the Property that create a nuisance or violate the applicable covenants, restrictions and conditions of record affecting the Property.

          3.5 Signs. Signs will be designed and constructed in compliance with applicable city and county sign codes and covenants, conditions and restrictions affecting the Property.

     4. Maintenance and Alterations.

          4.1 Tenant's Obligations. Tenant, at its expense, shall keep the Property and every portion thereof, structural and nonstructural, exposed and unexposed, including, without limitation, the land, parking areas, sidewalks, landscaping, Building, improvements, roof, HVAC system, fixtures, and all personal property, trade fixtures and equipment in good repair, operating condition, working order and appearance, and shall make all exterior and interior repairs, renewals, and replacements necessary to that end. Landlord shall have no obligation to pay for or make any repairs or perform any maintenance on the Property.

          4.2 Alterations. Tenant shall not make any alterations or additions to the Property that are structural or change the character of the Property or lessen its value, without Landlord's prior written consent. All alterations shall be made in a good and workmanlike manner, and in compliance with applicable laws and building codes.

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     5. Taxes; Utilities.

          5.1 Personal Property Taxes. Tenant shall pay all personal property taxes assessed against all personal property, equipment or trade fixtures on the Property.

          5.2 Real Property Taxes and Assessments. Tenant shall pay before delinquency all taxes, assessments and public charges of every description on the Property. Taxes and assessments for any partial year at the commencement the Lease term shall be the responsibility of Tenant and those for any partial tax year at the expiration of the Lease term shall be prorated between the parties based on the portion of such tax year relative to the Lease term. Tenant may use any available installment payment plans for special assessments and, in such case, shall be obligated to pay only those installments coming due during the term of this Lease.

          5.3 Payment of Utilities Charges. Tenant shall pay all charges for services and utilities incurred in connection with the use, occupancy, operation and maintenance of the Property, including, but not limited to, charges for fuel, water, gas, electricity, sewage disposal, power, refrigeration, air conditioning, telephone and janitorial services.

     6. Liability to Third Persons.

          6.1 Liens. Tenant shall pay all claims for work done on or for services rendered or material furnished to the Property by or for Tenant, and shall keep the Property free from any liens created by or through Tenant, except that Tenant may withhold payment of any such claim in connection with a good faith dispute over the obligation to pay, so long as Landlord's property interest is not jeopardized and Landlord is not subject to civil or criminal liability. Subject to paragraph 6.2 below, if Tenant fails to pay such claim or to discharge any lien within the period (including the cure period) allowed by this Lease, Landlord may do so and collect such amount as additional rent. Amounts paid by Landlord hereunder shall bear interest and be repaid by Tenant as provided in paragraph 11.3 below. Such payment by Landlord shall not constitute a waiver of any right or remedy Landlord may have because of Tenant's default.


          6.2 Contest by Tenant. If Tenant withholds payment of a claim described in paragraph 6.1 above and a lien is filed as a result of such nonpayment, Tenant shall secure the discharge of the lien or deposit with Landlord cash or sufficient corporate surety bond or other security satisfactory to Landlord in an amount sufficient to discharge the lien plus any costs, attorneys' fees and other charges that could accrue as a result of a foreclosure or sale under the lien and such lien is discharged from the Property before the earlier to occur of twenty (20) days before foreclosure of the lien and forty-five (45) days after the lien is filed.

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          6.3 Indemnification of Landlord. Tenant shall indemnify, reimburse and
(at Landlord's demand, with counsel satisfactory to and in consultation with Landlord) defend Landlord for, from and against any actual or alleged claim, loss, damage, fine, penalty, action, proceedings or other liability arising out of or related to any action or inaction of Tenant or its invitees, any condition of the Property which is the responsibility of the Tenant under this Lease, or any breach of this Lease by Tenant to the extent such does not arise out of and is not related to the intentional misconduct or gross negligence of Landlord.
For the purposes of this Lease, as between Landlord and Tenant, Tenant shall be responsible for any and all conditions of the Property and occurrences thereon, whether or not caused by Tenant and whether or not arising during or before the term of this Lease to the extent such does not arise out of and is not related to the intentional misconduct or gross negligence of Landlord.

          6.4 Landlord's Liability. Landlord shall have no responsibility or liability to Tenant for acts of any third party not under the direct control of Landlord, or for any defect in the Property, or for any interruption or failure in the supply of utilities or services to the Property.

     7. Insurance and Damage.

          7.1 Liability Insurance. Tenant shall obtain and continuously maintain, at its expense, comprehensive general liability insurance with a combined single limit of not less than $2,000,000, or such other commercially reasonable limits as Landlord may reasonably require consistent with prudent insurance practices for similar properties and uses in the Portland metropolitan area. In the event of any dispute as to the amount of such insurance, the direction of Landlord's insurance broker or agent shall prevail. Among other things, such insurance shall be noncontributing, primary and written on an occurrence, not a claims made, basis and shall name Landlord as an additional insured and shall contain a contractual liability endorsement referring to this Lease. The policies shall be in form, amounts and with companies reasonably acceptable to Landlord. Certificates evidencing such insurance and bearing endorsements requiring ten (10) days' written notice to Landlord prior to any change or cancellation shall be furnished to Landlord at or prior to the Commencement Date.

          7.2 Property Damage Insurance. Tenant shall be responsible for insuring the Property and Building and its personal property, equipment and trade fixtures located on the Property under an all risk special forms policy of insurance, or such other coverages and in such amounts and with such endorsements as may be required by Landlord or Landlord's designated lender under any loan to which this Lease is subordinated. Neither party shall be liable to the other for any loss or damage caused by water damage or any of the risks covered by a standard fire insurance policy with extended coverage endorsements, and there shall be no subrogated claim by one party's insurance carrier against the other party arising out of any such loss. Landlord and Landlord's designated lender (under a standard lender's loss payable endorsement approved by such lender) shall be named as additional loss payees, as their interests may appear.

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The policies shall be in form, amount and with companies reasonably acceptable to Landlord and its designated lender. Tenant will deliver to Landlord and its designated lender originals of the policies or ACORD 27 certificates of coverage acceptable to Landlord and its lender, if any, reflecting the requirements of this Lease and bearing endorsements requiring thirty (30) days' written notice to Landlord and such lender prior to any cancellation or reduction of coverage.

          7.3 Restoration of Damage. During the initial term or any extended or renewal term of this Lease, in the event of a fire or other casualty causing damage to the Building or balance of the Property (each a "Casualty"), Tenant shall immediately notify Landlord. For purposes of this Section, a "Minor Casualty" means, with respect to the Building, a Casualty which causes damage to less than fifty percent (50%) (in terms of square footage of floor area) of the Building and a "Major Casualty" means a Casualty which causes damage to fifty percent (50%) or more (in terms of square footage of floor area) of the Building. In the event of a Minor Casualty, so long as Landlord's lender makes the insurance proceeds available for such work, Tenant shall promptly restore the damage to the Building and Property. Any restoration, rebuilding or repair shall be at Tenant's expense and shall comply with the provisions of this Lease, provided that the insurance proceeds payable with respect to such Casualty shall be made available to Tenant for such purpose as restoration progresses in a manner similar to that in which a prudent commercial lender would distribute loan proceeds for similar work, subject to the requirements of Landlord's lender. The restored Building and Property shall be at least equal in value, quality and use to the Building and Property immediately before the Casualty. In the event of a Major Casualty, Tenant shall, within six (6) months after the date of the Casualty (or such earlier time required by applicable law) either terminate this Lease, by written notice to Landlord, or restore or replace the damaged portion of the Building and balance of the Property. If Tenant elects to restore or replace the damaged portion of the Building and Property, the restored or replaced Building and Property shall be at least equal in value, quality and use to the Building and Property immediately before the Casualty. If Tenant elects to terminate this Lease, then the insurance proceeds related to the damage to the Building and Property arising from the Casualty shall be allocated to Landlord, except for the unamortized cost of Tenant's improvements as described below. In the event of such termination, all rent and other amounts payable by Tenant under this Lease shall abate as of the date of casualty. In the event of termination of this Lease by reason of casualty, Tenant shall be entitled to recover, in addition to Tenant's other rights under this Lease, an amount equal to that portion of the Tenant's cost of improvements to the Building made by Tenant after the date of this Lease (with Landlord's consent, where required by this Lease) that remains unamortized on Tenant's corporate books using Tenant's historic accounting method consistently applied to the extent Landlord recovers insurance proceeds related to such improvements in excess of amounts due to Landlord's lender, and any prepaid amounts attributable to periods following the date of such casualty, including, without limitation, prepaid rent, additional rent and security deposit, if any. There shall be no abatement of rent or other charges payable by

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Tenant hereunder in the event of any Casualty except upon termination of this
Lease as provided in this Section 7.3.

          7.4 Repair of Tenant's Property. Repair, replacement or restoration of any fixtures, equipment and personal property owned by Tenant or otherwise located on or used in connection with the Property shall be the responsibility of Tenant.

     8. Condemnation.

          8.1 Notice/Consent. In the event either Landlord or Tenant receives any notice of an intended taking affecting the Property or any portion thereof, or is served with a complaint in condemnation, then such party shall promptly provide a copy of such notice or complaint to the other party. No sale, transfer, agreement or settlement with the condemning authority shall be made without the prior consent of both Landlord and Tenant. For purposes of this Lease, taking or condemnation includes the sale to a purchaser with the power of eminent domain in the face of a threat or the probability of the exercise of the power of eminent domain.

          8.2 Right to Termination on Major Taking. If the Property or any portion thereof is taken as a result of the exercise of the power of eminent domain, this Lease shall terminate as to such portion which is so taken on the date the condemning authority takes possession. If Tenant determines in good faith that the remaining portion does not feasibly permit the economic continuation of the operation of the Property by Tenant for its intended purpose (in which case the taking shall be deemed a "Major Taking"), Tenant shall have the right to terminate this Lease within forty-five (45) days after the full extent of such intended condemnation is ascertained and fixed. The termination shall be effective as of the date that the condemning authority takes possession.

          8.3 Allocation of Award on Major Taking. In the event of a Major Taking giving rise to a termination of this Lease as provided above, the entire condemnation award shall be allocated to Landlord, except for any award that may be allocable to permanent improvements to the Building made by Tenant (with Landlord's consent, where required by this Lease) that remains unamortized on Tenant's corporate books using Tenant's historic accounting method consistently applied to the extent Landlord recovers condemnation proceeds related to such improvements in excess of amounts due to Landlord's lender and any award made to Tenant expressly for the taking of Tenant's trade fixtures located on the Property and Tenant shall have no claim for any portion of the unexpired term of this Lease.

          8.4 Minor Taking/Restoration. In the event of a taking other than a Major Taking giving rise to termination of this Lease as provided above (a "Minor Taking"), the condemnation award shall be allocated as follows: (a) first to restore the remainder of the Property to as close to its utility for Tenant's purposes and condition immediately before such taking as is possible in the circumstances; (b) then to the reasonable cost of obtaining the

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condemnation award; and (c) then to Landlord and Tenant as their respective interests may appear, provided that Tenant shall not be entitled only to amounts awarded for taking of its trade fixtures and not to any award related to the unexpired term of this Lease or the Property.

          8.5 Inverse Condemnation. In the event of any inverse condemnation or regulatory taking, either party shall be free to pursue its own claim for damages resulting from such event. Each party shall reasonably cooperate with the other in connection with the pursuit of any such claim by the other party, provided neither party shall be obligated to incur unreimbursed out-of-pocket expenses in so doing.

          8.6 Abatement of Rent. In the event of a Minor Taking, rent shall be abated during any period of restoration and shall be reduced for the remainder of the Lease term to the extent and in the same proportion as the reduction in the reasonable rental value of the Property for Tenant's use caused by the condemnation.

     9. Transfers by Tenant.

          9.1 Prohibition of Transfer. Except as provided below, Tenant shall not assign, mortgage, pledge or encumber the Property or Tenant's leasehold estate, or otherwise transfer any interest in the Property, without the prior written consent of Landlord. Any attempted transfer without such consent, where required, shall be null and void and, at the option of Landlord, will be deemed a default under this Lease. Notwithstanding the above, Tenant shall have the right, without Landlord's further consent, to assign or otherwise transfer its interest under this Lease to any person or entity acquiring all or substantially all of the assets of Tenant or to any person or entity controlled by, controlling or under common control with Tenant and to sublet to or allow the use of all or any portion of the Property by third parties, subject to the other terms and conditions of this Lease; provided that, so long as a lienholder or security interest holder, or its successor or assigns, holds any lien or security interest in the Landlord's interest in the Property, this Lease or the rents accruing hereunder, which lien or security interest documentation requires such lienholder's approval or consent to any encumbrance, transfer or assignment of Tenant's interest under this Lease, Tenant shall not encumber, assign or transfer its interest in this Lease without the express, prior written consent of such lienholder. In the event that during the term of this Lease, as it may be renewed or extended, any person hereafter holding both the Landlord's and Tenant's interest in the Property, this Lease shall not be deemed to have merged into the fee so long as any lienholder of a lien to which Tenant's interest in this Lease has been subordinated, or its successor or assigns, holds any lien or security interest in this Lease or the rents accruing hereunder, without the express, prior written consent of such lienholder.

          9.2 Obligations After Transfer. The giving of such consent in one instance shall not preclude the need for Tenant to obtain Landlord's consent to further transfers where

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required by this Lease. If Tenant is permitted to make any transfer, Tenant shall not be relieved of its obligations, but shall remain liable to Landlord for performance of all such obligations.

     10. Tenant Default. The following shall be events of default:

          10.1 Payment Default. Tenant fails to make any rent or other payment under this Lease within ten (10) days after written notice to Tenant from Landlord that it is past due.

          10.2 Default in Other Covenants. Tenant fails to comply with any other term or condition or fulfill any other obligation of this Lease within thirty
(30) days after written notice by Landlord specifying the nature of the default with reasonable particularity. If the default is of such a nature that it cannot be remedied fully within the 30-day period, this requirement shall be satisfied if Tenant begins correction of the default within the 30-day period and thereafter proceeds with reasonable diligence and in good faith to effect the remedy as soon as practicable.

          10.3 Insolvency Defaults. Dissolution, termination of existence of Tenant; the commencement by Tenant of a voluntary case under the federal bankruptcy laws or under any other federal or state law relating to insolvency or debtor's relief; the entry of a decree or order for relief against Tenant in an involuntary case under the federal bankruptcy laws or under any other applicable federal or state law relating to insolvency or debtor's relief; the appointment of or the consent by Tenant to the appointment of a receiver, trustee or custodian of the Property; an assignment for the benefit of creditors by Tenant.

     11. Remedies on Default. Upon default, Landlord may exercise any one or more of the following remedies, or any other remedy available under applicable law:

          11.1 Retake Possession. Landlord may re-enter and retake possession of the Property, either by summary proceedings, force, any other applicable action or proceeding, or otherwise, in conformity with applicable law . Landlord may use the Property for Landlord's own purposes or relet it upon any reasonable terms without prejudice to any other remedies that Landlord may have by reason of Tenant's default. None of these actions will be deemed an acceptance of surrender by Tenant.

          11.2 Damages for Default. Whether or not Landlord retakes possession or relets the Property, Landlord may recover all damages caused by the default (including, but not limited to, unpaid rent, attorneys' fees relating to the default, and costs of reletting reasonably incurred by Landlord). Landlord may sue periodically to recover damages as they accrue during the remainder of the Lease term without barring a later action for further damages. Landlord may at any time bring an action for accrued damages plus damages for the remaining Lease term equal to the difference between the rent specified in this Lease and the reasonable rental value

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of the Property for the remainder of the term, discounted to the time of judgment at the rate of nine percent (9%) per annum.

          11.3 Cure of Tenant's Default. Without prejudice to any other remedy for default, Landlord may perform any obligation or make any payment required to cure a default by Tenant in the event Tenant fails to do so after notice and opportunity to cure as provided in this Lease. The reasonable cost of such performance, including attorneys' fees and all disbursements, shall be repaid by Tenant upon demand, together with interest from the date of expenditure until fully paid at the rate of nine percent (9%) per annum, but not in any event at a rate greater than the maximum rate of interest permitted by law.

     12. Surrender at Expiration.

          12.1 Condition of Property. Upon expiration of the Lease term or earlier termination on account of default, Tenant shall deliver all keys to Landlord and surrender the leased Property and each component thereof in good, safe and serviceable condition and broom clean; provided that ordinary depreciation and wear from ordinary use for the purpose for which the Property was let, casualty loss covered by the waiver of subrogation or casualty loss provisions of this Lease need not be restored, but all repair, restoration and maintenance for which Tenant is responsible shall be completed to the latest practical date prior to such surrender.

          12.2 Fixtures. Upon the expiration or earlier termination of this Lease, Tenant shall remove all of its furnishings, furniture and trade fixtures and restore all damage caused by such removal.

          12.3 Holdover. If Tenant does not vacate the Property at the time required by this Lease, Landlord shall have the option to treat Tenant as a tenant from month to month, subject to all of the provisions of this Lease (except that the term will be month to month) or to eject Tenant from the Property and recover damages caused by wrongful holdover. Failure of Tenant to remove furniture, furnishings or trade fixtures which Tenant is required to remove under this Lease shall constitute a failure to vacate to which this paragraph shall apply if the Tenant's property not removed substantially interferes with occupancy of the Property by another tenant or with occupancy by Landlord for any purpose, including preparation for a new tenant. If a month-to-month tenancy results from a holdover by Tenant, the tenancy shall be terminable at the end of any monthly rental period on written notice from Landlord given not less than thirty (30) days prior to the termination date which shall be specified in the notice. Tenant waives any notice which would otherwise be provided by law with respect to month-to-month tenancy.

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     13. Warranty of Quiet Enjoyment. So long as Tenant complies with this
Lease, Tenant shall be entitled to peaceable possession of the Property under this Lease free from any interference by Landlord and those claiming through Landlord, subject to the terms and conditions of this Lease.

     14. General Provisions.

          14.1 Time of Essence. Time is of the essence of the performance of each obligation under this Lease.

          14.2 Modifications. This Lease may not be modified except by endorsement in writing attached to this Lease, dated and signed by the parties.

          14.3 Nonwaiver. Waiver of performance of any provision of this Lease shall not be a waiver of nor prejudice the party's right otherwise to require performance of the same provision or any other provision.

          14.4 Succession. Subject to the limitations on transfer of Tenant's interest, this Lease shall bind and inure to the benefit of the parties, their respective heirs, successors and assigns.

          14.5 Inspection. Landlord and its authorized representatives may enter at any reasonable time upon reasonable prior written notice (except in the case of an emergency) to determine Tenant's compliance with this Lease, to make necessary repairs or, during the final ninety (90) days of a term if Tenant has not exercised its right to extend the Lease for a subsequent period, to show the Property to any prospective tenants.

          14.6 Attornment. In the event any proceedings are brought for termination of any ground lease or foreclosure of any mortgage or deed of trust, or in the event of the exercise of the power of sale under any ground lease, mortgage or trust deed made by Landlord covering the Property, Tenant shall attorn to the ground lessor or purchaser upon any such termination, foreclosure or sale and recognize such ground lessor or purchaser as Landlord under this Lease.

          14.7 Subordination to Ground Leases and Mortgages. This Lease, at Landlord's option, shall be subordinate to any ground lease hereinafter entered into by Landlord with respect to the Building or Property, the lien of any trust deed or mortgage subsequently placed upon the Building or Property, and to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, that as to any such ground lease and the lien of any such trust deed or mortgage, Tenant's right to quiet possession of the Property and enjoyment of its rights under this Lease shall not be disturbed so long as Tenant is not in default under this Lease. Tenant's agreement to subordinate its interest in this Lease to any ground lease, mortgage or deed of trust

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is expressly conditioned upon Tenant's continued right to quiet enjoyment of the
Property and to the exercise of the other rights granted Tenant under this Lease without disturbance, interference or reduction, notwithstanding any termination of such ground lease or the foreclosure or other action, so long as Tenant is not in material default under this Lease and further provided that Tenant first receives a written agreement to that effect reasonably satisfactory to Tenant from each such party to whom subordination is sought or that holds an interest superior to this Lease.

          14.8 Estoppel Certificates. Within ten (10) days after either party's (or such party's lender's) written request, the other party shall deliver a written statement stating the date to which the rent and other charges have been paid, whether this Lease is unmodified and in full force and effect, and any other matters that may reasonably be requested regarding the status of the Lease.

          14.9 Notices. Notices under this Lease shall be in writing, effective when delivered, or, if mailed, effective on the second day after mailed, postage prepaid to the address for the party stated in this Lease, or to such other address as either party may specify by notice to the other. Rent shall be payable to Landlord at the same address and in the same manner.

          14.10 Attorneys' Fees. In the event suit or action is instituted to interpret or enforce the terms of this Lease or to rescind this Lease, the prevailing party shall be entitled to recover from the other party such sum as the court may adjudge reasonable as attorneys' fees at trial, on appeal and on any petition for review or other proceeding, including any bankruptcy case or proceeding or arbitration, in addition to all other sums provided by law.

          14.11 Applicable Law. This Lease shall be construed, applied and enforced in accordance with the laws of the State of Oregon.

          14.12 Prior Agreements. This Lease (including the exhibit(s) incorporated in this Lease by this reference as though fully set forth in this Lease) is the entire, final and complete agreement of the parties with respect to the matters set forth in this Lease, and supersedes and replaces all prior written and oral agreements between the parties or their representatives with respect to such matters.

          14.13 Validity of Provisions. If any provision in this Lease shall be invalid, illegal or unenforceable in any respect, the validity of the remaining provisions contained in this Lease shall not be affected.

          14.14 Consents/Actions of Parties. Wherever this Lease calls for the consent, approval, determination or exercise of judgment by either party, such shall not be unreasonably withheld, delayed, conditioned, made or exercised. For the purposes of this Lease, the consent,

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
approval, determination or exercise of judgment by either of the persons making up Landlord shall be binding upon all persons making up Landlord.

          14.15 Force Majeure. If by reason of force majeure Tenant is unable in whole or in part to carry out its obligations under this Lease (excluding the payment of rent or other amount payable by Tenant under this Lease), Tenant shall not be deemed in default during the continuance of such force majeure, and Tenant's time for performance of such obligation shall be delayed on a day for day basis for the period of such force majeure, provided written notice thereof is given to Landlord. The term "force majeure" as used herein shall mean the following: unusually adverse weather; acts of God; acts of public enemies; injunctions; strikes; orders or restraints of the United States of America or the State of Oregon, or their respective departments, agencies or officials, or any civil or military authority; insurrections; riots; or any other similar cause or event not reasonably within the control of Tenant and to the extent not resulting from Tenant's negligence. Tenant agrees, however, to proceed with all reasonable dispatch to perform its obligations under this Lease after the cause or causes preventing Tenant from carrying out its obligations under this Lease cease to exist.

          14.16 Memorandum of Lease. At the option of either party, the parties shall execute a memorandum of this Lease, in recordable form, for the purpose of placing third parties on notice of Tenant's lease of the Property.

          IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.


          LANDLORD:                    GERTRUDE BOYLE
                                       -----------------------------------------
                                       Gertrude Boyle



          TENANT:                      COLUMBIA SPORTSWEAR COMPANY,
                                       an Oregon corporation


                                       By:
                                           -------------------------------------
                                       Title:
                                              ----------------------------------

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